Exhibit 107

Calculation of Filing Fee Tables

Registration Statement on Form S-3

(Form Type)

Streamex Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered(1)	Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to Be Paid	Equity	Common stock, par value $0.001 per share (“Common Stock”) issuable upon conversion of the First Secured Convertible Debenture	457	(c)	13,278,097	$3.755	(2)	$49,859,254.23	0.00013810	$6,885.56	-	-	-	-
	Equity	Common Stock issuable upon conversion of the Second Secured Convertible Debenture	457	(c)	13,278,097	$3.755	(2)	$49,859,254.23	0.00013810	$6,885.56
	Equity	Common Stock issuable upon conversion of the Exchangeable Shares	-		1,329,793	$3.755	(2)	$4,993,372.71	0.00013810	$689.58
Fees Previously Paid	–	–	–		–	–		–	–	–
Carry Forward Securities
Carry Forward Securities										–
	Total Offering Amounts							$104,711,881.17		$14,460.70
	Total Fees Previously Paid									$0
	Total Fee Offsets									$0
	Net Fee Due									$14,460.70

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated in accordance with Rule 457(c) solely for purposes of calculating the registration fee. The maximum price per security and the maximum aggregate offering price are based on the average of the high ($3.90) and low ($3.61) sale price of a share of Common Stock as reported on The Nasdaq Stock Market LLC on November 17, 2025, which date is within five business days prior to filing this registration statement.